                                                                 Exhibit  99.1


                                 EXHIBIT 99.1 TO

                                    FORM 10-K

                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

              For the Fiscal Years Ended December 31, 1995 and 1996

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST
               --------------------------------------------------
                            (Full title of the plan)

                            ROYAL APPLIANCE MFG. CO.
                            ------------------------
          (Name of issuer of the securities held pursuant to the plan)

                     650 ALPHA DRIVE, CLEVELAND, OHIO 44143
                     --------------------------------------
                     (Address of principal executive office)

                          INDEX OF FINANCIAL STATEMENTS

                            -------------------------

                                                                       PAGES
                                                                       -----

Report of Independent Accountants                                        2

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1995                                        3

  Statement of Net Assets Available for Plan
      Benefits at December 31, 1996                                      4

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1995                   5

  Statement of Changes in Net Assets Available for
      Plan Benefits for the year ended December 31, 1996                 6

Notes to Financial Statements                                          7-9

Supplemental Schedule:

   Schedule of Reportable Transactions for the
      years ended December 31, 1995 and 1996                            10

                        REPORT OF INDEPENDENT ACCOUNTANTS

                            -------------------------


To the Trustees of the
  Royal Appliance Mfg. Co. Employees
  Profit Sharing Retirement Plan and Trust

We have audited the accompanying statements of net assets available for plan benefits of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the Plan) as of December 31, 1995 and 1996 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1996 and the changes in net assets available for Plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of reportable transactions for the years ended December 31, 1995 and 1996 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                Coopers & Lybrand L.L.P.

Cleveland, Ohio
March 25, 1997

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1995

                               -----------------

                         National  Institutional   Strong             Vanguard   Kaufmann             Dodge &    Davis
                           City      Investors'  Government Fidelity    500     Agressive    Scudder    Cox     New York  Templeton
                           Cash         GIC      Securities Puritan   Portfolio   Growth     Global   Balanced  Venture    Foreign
        Assets            Account      Fund         Fund      Fund      Fund       Fund       Fund      Fund      Fund      Fund
                          -------      ----         ----      ----      ----       ----       ----      ----      ----      ----

Investments              $103,627   $1,868,941    $526,296  $968,232  $627,088  $1,445,854  $538,856  $123,278  $915,688  $    --
Contributions receivable       --       92,394      19,154    30,538    31,865      73,579        --    14,532    47,596   22,828
Loans to participants     (58,877)          --          --        --        --          --        --        --        --       --
                         --------   ----------    --------  --------  --------  ----------  --------  --------  --------  -------
Total assets             $ 44,750   $1,961,335    $545,450  $998,770  $658,953  $1,519,433  $538,856  $137,810  $963,284  $22,828
                         ========   ==========    ========  ========  ========  ==========  ========  ========  ========  =======
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available     $ 44,750   $1,961,335    $545,450  $998,770  $658,953  $1,519,433  $538,856  $137,810  $963,284  $22,828
     For Plan Benefits   ========   ==========    ========  ========  ========  ==========  ========  ========  ========  =======



                                Royal
                                Stock      Loan
        Assets                  Fund      Account      Total
                                ----      -------      -----

Investments                   $388,266    $35,787    $7,541,913
Contributions receivable        25,186         --       357,672
Loans to participants               --     58,877            --
                              --------    -------    ----------
Total assets                  $413,452    $94,664    $7,899,585
                              ========    =======    ==========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available          $413,452    $94,664    $7,899,585
     For Plan Benefits        ========    =======    ==========



   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1996

                                ---------------

                               National   Institutional     Strong                        Vanguard     Kaufmann
                                 City       Investors'    Government      Fidelity           500      Aggressive  Scudder
                                 Cash          GIC        Securities       Puritan        Portfolio     Growth    Global
        ASSETS                  Account        Fund           Fund           Fund           Fund         Fund      Fund
                               -------         ----           ----           ----           ----         ----      ----
Investments                 $   186,992    $ 1,713,117    $   499,147    $ 1,006,468    $   106,314    $   --    $     --

Contributions receivable             --         77,893         16,205         27,089         43,602                    --
                            ---------------------------------------------------------------------------------------------
Total assets                $   186,992    $ 1,791,010    $   515,352    $ 1,033,557    $ 1,106,746    $   --    $     --
                            ===========    ===========    ===========    ===========    ===========     =====    ========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available        $   186,992    $ 1,791,010    $   515,352    $ 1,033,557    $ 1,106,746    $   --    $     --
     For Plan Benefits      ===========    ===========    ===========    ===========    ===========    ======    ========



                             Dodge &         Davis
                               Cox          New York      Templeton      Parkstone         Royal
                             Balanced       Venture        Foreign         Small           Stock          Loan
        ASSETS                 Fund           Fund           Fund      Capitalization       Fund         Account         Total
                               ----           ----           ----      --------------       ----         -------         -----
Investments                 $   315,105    $ 1,305,178    $   623,844    $ 1,973,851    $ 1,134,642    $   551,019    $10,372,507

Contributions receivable         18,299         52,524         23,197         84,560         26,969             --        370,338
                            -----------------------------------------------------------------------------------------------------
Total assets                $   333,404    $ 1,357,702    $   647,041    $ 2,058,411    $ 1,161,611    $   551,019    $10,742,845
                            ===========    ===========    ===========    ===========    ===========    ===========    ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available        $   333,404    $ 1,357,702    $   647,041    $ 2,058,411    $ 1,161,611    $   551,019    $10,742,845
     For Plan Benefits      ===========    ===========    ===========    ===========    ===========    ===========    ===========




   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                      National  Institutional  Strong              Vanguard               Kaufmann
                                                       City       Investors' Government  Fidelity    500      Gabelli    Aggressive
                                                       Cash         GIC      Securities  Puritan  Portfolio   Growth       Growth
                                                      Account       Fund        Fund      Fund       Fund      Fund         Fund
                                                      -------       ----        ----      ----       ----      ----         ----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                            $     --   $  163,144  $  40,565   $ 78,586   $ 65,306  $      --   $  165,746
    Employee pre-tax contributions                    (59,345)     173,553     51,006    145,865    108,956      5,770      245,532
    Participant's voluntary after-tax contributions      (557)       1,999        373        249        460         43          710

  Investment Income:
    Interest                                            2,743          699        238        346        379        395          639
    Dividend                                               --           --     30,741     50,138     13,293         --       26,621

  Net appreciation/(depreciation) in fair
    market value                                           --      117,061     56,875    114,910    129,627     22,452      342,306
  Loans to participants, net                           44,842      (14,872)    (3,939)    (9,972)    (3,097)      (220)      (5,690)
  Transfers between funds, net                        (14,911)      26,612    (83,385)   (39,288)    49,858   (480,408)      (4,271)
                                                     --------   ----------  ---------   --------   --------  ---------   ----------
    Total additions                                   (27,228)     468,196     92,474    340,834    364,782   (451,968)     771,593
Deductions:
  Benefits paid to participants                        36,016      333,894     27,439     58,848     40,483      4,667      115,426

  Miscellaneous fees                                       --           62         21         31         35          2          106
                                                     --------   ----------  ---------   --------   --------  ---------   ----------

    Net additions                                     (63,244)     134,240     65,014    281,955    324,264   (456,637)     656,061

  Net Assets Available for Plan Benefits,
    Beginning of Year                                 107,994    1,827,095    480,436    716,815    334,689    456,637      863,372
                                                     --------   ----------  ---------   --------   --------  ---------   ----------
  Net Assets Available for Plan Benefits,
    End of Year                                      $ 44,750   $1,961,335  $ 545,450   $998,770   $658,953  $      --   $1,519,433
                                                     ========   ==========  =========   ========   ========  =========   ==========


                                                                 Dodge &    Davis
                                                       Scudder     Cox     New York  Templeton     Royal
                                                       Global    Balanced   Venture   Foreign      Stock    Loan
                                                        Fund       Fund      Fund      Fund        Fund    Account     Total
                                                        ----       ----      ----      ----        ----    -------     -----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                              $ 39,075  $ 29,073  $ 99,434   $17,554   $  57,425  $    --  $  755,908
    Employee pre-tax contributions                       82,067    42,235   131,646     5,274      94,766       --   1,027,325
    Participant's voluntary after-tax contributions         175        --     1,070        --       1,577       --       6,099

  Investment Income:
    Interest                                                255       253       777        --         381    5,642      12,747
    Dividend                                             11,548     5,026    62,466        --          --       --     199,833

  Net appreciation/(depreciation) in fair
    market value                                         69,458     7,255   162,229        --    (152,101)      --     870,072
  Loans to participants, net                             (2,769)   (1,173)   (2,305)       --        (805)  38,122      38,122
  Transfers between funds, net                          (23,213)   51,511   517,730        --        (235)      --          --
                                                       --------  --------  --------   -------   ---------  -------  ----------
    Total additions                                     176,596   134,180   973,047    22,828       1,008   43,764   2,910,106
Deductions:
  Benefits paid to participants                          34,435     3,199    37,323        --      26,818       --     718,548

  Miscellaneous fees                                         23        21        65        --          35       --         401
                                                       --------  --------  --------   -------   ---------  -------  ----------

    Net additions                                       142,138   130,960   935,659    22,828     (25,845)  43,764   2,191,157

  Net Assets Available for Plan Benefits,
    Beginning of Year                                   396,718     6,850    27,625        --     439,297   50,900   5,708,428
                                                       --------  --------  --------   -------   ---------  -------  ----------
  Net Assets Available for Plan Benefits,
    End of Year                                        $538,856  $137,810  $963,284   $22,828   $ 413,452  $94,664  $7,899,585
                                                       ========  ========  ========   =======   =========  =======  ==========


   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                    National Institutional  Strong                 Vanguard      Kaufmann
                                                     City      Investors' Government   Fidelity       500       Aggressive   Scudder
                                                     Cash          GIC     Securities  Puritan      Portfolio     Growth     Global
                                                    Account       Fund       Fund        Fund         Fund         Fund       Fund
                                                    -------       ----       ----        ----         ----         ----       ----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                          $(18,958)  $  129,362   $ 35,808  $   58,895  $   93,833  $   137,938  $      --
    Employee pre-tax contributions                   64,760      105,129     40,137      82,286     130,927      204,978         --
    Participant's voluntary after-tax contributions   4,818          105         24          24          --           68         --

  Investment Income:
    Interest                                          1,976        1,570     31,338     112,773      22,096          108     10,035
    Dividend                                             --           --         --          --          --           --         --
  Net appreciation/(depreciation) in fair
    market value                                         --      105,407    (18,251)     23,837     155,419      338,117      7,293

  Loans to participants, net                         12,253     (125,898)   (33,846)    (33,337)    (31,349)     (53,638)        --

  Transfers between funds, net                      106,618     (193,758)   (44,140)   (104,150)    120,638   (2,039,285)  (556,175)
                                                   --------   ----------   --------  ----------  ----------  -----------  ---------
    Total additions                                 171,467       21,917     11,070     140,328     491,564   (1,411,714)  (538,847)
Deductions:
  Benefits paid to participants                      29,225      192,082     41,164     105,535      43,760      107,707         --

  Miscellaneous fees                                     --          160          4           6          11           12          9
                                                   --------   ----------   --------  ----------  ----------  -----------  ---------
    Net additions                                   142,242     (170,325)   (30,098)     34,787     447,793   (1,519,433)  (538,856)

  Net Assets Available for Plan Benefits,
    Beginning of Year                                44,750    1,961,335    545,450     998,770     658,953    1,519,433    538,856
                                                   --------   ----------   --------  ----------  ----------  -----------  ---------
  Net Assets Available for Plan Benefits,
    End of Year                                    $186,992   $1,791,010   $515,352  $1,033,557  $1,106,746  $        --  $      --
                                                   ========   ==========   ========  ==========  ==========  ===========  =========



                                                   Dodge &      Davis
                                                     Cox       New York  Templeton   Parkstone      Royal
                                                   Balanced    Venture    Foreign      Small        Stock     Loan
                                                     Fund       Fund       Fund    Capitalization   Fund     Account        Total
                                                     ----       ----       ----    --------------   ----     -------        -----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                          $ 41,883  $   65,767  $ 48,062  $  115,108   $   54,659   $     --   $   762,357
    Employee pre-tax contributions                   54,304     172,996    75,064      51,551      118,654         --     1,100,786
    Participant's voluntary after-tax contributions      --       2,296        22          --        2,279         --         9,636

  Investment Income:
    Interest                                         12,700      61,988    26,562     307,471          121      6,400       595,138
    Dividend                                             --          --        --          --           --         --            --
  Net appreciation/(depreciation) in fair
    market value                                     21,421     202,250    54,222    (361,448)     715,383         --     1,243,650

  Loans to participants, net                        (11,054)    (51,356)  (31,046)    (33,537)     (57,147)   449,955            --

  Transfers between funds, net                       82,512      64,445   526,013   2,015,421       21,861         --            --
                                                   --------  ----------  --------  ----------   ----------   --------   -----------
    Total additions                                 201,766     518,386   698,899   2,094,566      855,810    456,355     3,711,567
Deductions:
  Benefits paid to participants                       6,166     123,956    74,666      36,123      107,639         --       868,023

  Miscellaneous fees                                      6          12        20          32           12         --           284
                                                   --------  ----------  --------  ----------   ----------   --------   -----------
    Net additions                                   195,594     394,418   624,213   2,058,411      748,159    456,355     2,843,260

  Net Assets Available for Plan Benefits,
    Beginning of Year                               137,810     963,284    22,828          --      413,452     94,664     7,899,585
                                                   --------  ----------  --------  ----------   ----------   --------   -----------
  Net Assets Available for Plan Benefits,
    End of Year                                    $333,404  $1,357,702  $647,041  $2,058,411   $1,161,611   $551,019   $10,742,845
                                                   ========  ==========  ========  ==========   ==========   ========   ===========





   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                            -----------------------

1.     Plan Description and Benefits:
       ------------------------------

       The following brief description of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

       GENERAL - The Plan is a defined contribution plan covering substantially all employees of Royal Appliance Mfg. Co. (the "Company"). Employees who attain age 20-1/2 and complete at least six months of service are eligible to become participants in the Plan.

       On December 27, 1991, the Company filed Form S-8 with the Securities and Exchange Commission (SEC) allowing participants in the Plan to invest in Common Shares of the Company. This investment option was available as of February 1, 1992. As a result, the Plan is now required to comply with the reporting provisions of the SEC Form 11-K.

       CONTRIBUTIONS - Contributions consist of employer matching, employer profit sharing, salary reduction, voluntary after-tax contributions, and rollover contributions.

       In 1995 and 1996, employer matching contributions were 100% of the salary reduction contributions that do not exceed 2% of qualified employee compensation and 50% of the salary reduction contributions greater than 2% but not in excess of 4% of qualified employee compensation. The employer profit sharing contribution is discretionary based on amounts as authorized by the Board of Directors. All employer contributions have been made in the form of cash. Salary reduction contributions may range from 1% to 15% of qualified compensation subject to annual I.R.S. limits. Participants may also make voluntary after-tax contributions of up to 10% of their annual compensation in addition to the contribution through salary reduction. Rollover contributions are also permitted.

       INVESTMENT OF FUNDS - All of the investment transactions are executed by National City Trust ("National City"), an affiliate of National City Corporation.

       Each participant may elect among the following investment vehicles:

       A. INSTITUTIONAL INVESTORS' GIC FUND - Seeks to provide income and stability of principal by investing in guaranteed investment contracts (GIC's) or similar instruments issued by insurance companies and/or banks.

       B. STRONG GOVERNMENT SECURITIES FUND - Seeks to provide a high level of current income by investing in securities issued or guaranteed by the U.S. government.

       C. FIDELITY PURITAN FUND - Seeks to maximize income, with growth of capital being a secondary objective. Invests in high-yielding securities, including common stocks, preferred stocks and bonds.

       D. VANGUARD 500 PORTFOLIO FUND - Seeks to return investment results that correspond to the price and yield performance of the S&P 500 index.

       E KAUFMANN AGGRESSIVE GROWTH FUND - Seeks growth of capital by investing in stocks of small to medium size companies typically outside of the S&P 500 "universe". This investment option was discontinued in 1996.

       F. SCUDDER GLOBAL FUND - Seeks long term growth of capital by investing in companies incorporated in the U.S. and foreign countries. This investment option was discontinued in 1996.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                ------------------


1.     Plan Description and Benefits (cont.):
       --------------------------------------

       G. DODGE & COX BALANCED FUND - seeks income, conservation of principal, and long-term growth of principal and income.

       H. DAVIS NEW YORK VENTURE FUND - seeks long term capital growth by investing in securities that have above average appreciation potential.

       I. TEMPLETON FOREIGN FUND - seeks long term growth of capital by investing in companies generally located in foreign countries.

       J. PARKSTONE SMALL CAPITALIZATION FUND - seeks growth of capital by investing in stocks of small to medium size companies primarily in the United States.

       K. ROYAL STOCK FUND - This fund is comprised exclusively of Common Shares, without par value of the Company (Common Shares). Each participant electing to purchase Common Shares through the Stock Fund is permitted to vote such Common Shares in the same manner as any other shareholder and is furnished proxy materials to such effect. If a participant does not vote their proxy, the Trustee votes the proxy for the participant's Common Shares. Investments in the Stock Fund may be made as of January 1, April 1, July 1, or October 1 investment dates, but may not, for administrative reasons, be effected until up to 12 days (or such later date as is legally or administratively required) after the relevant quarterly investment date. Common Shares purchased under the Account are generally purchased on the open market for cash. The price of Common Shares purchased on the open market is priced for each participant's account at an average purchase price of all shares purchased, plus brokerage fees, taxes, commissions and expenses incident to the purchase, unless it is determined that the Company will bear these costs. No more than 50% of a participant's contributions may be invested in the Stock Fund.

       Participants can allocate their contribution between the Funds in various percentages, which can be changed on a quarterly basis throughout the year.

       The number of participants in each investment program as of December 31, 1996 was as follows:

                                                                                  No. of
                                                                               Participants
                                                                               ------------

             Institutional Investors' GIC Fund                                      367
             Strong Government Securities Fund                                      201
             Fidelity Puritan Fund                                                  253
             Vanguard 500 Portfolio Fund                                            283
             Dodge & Cox Balanced Fund                                              163
             Davis New York Venture Fund                                            344
             Templeton Foreign Fund                                                 212
             Parkstone Small Capitalization Fund                                    423
             Royal Stock Fund                                                       266

       VESTING - All contributions are 100% vested and non-forfeitable.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                ----------------


1.     Plan Description and Benefits (cont.):
       --------------------------------------

       DISTRIBUTION AND WITHDRAWALS - Loans and hardship withdrawals are permitted pursuant to the terms of the Plan. In addition, participants may make hardship withdrawals from the voluntary after-tax contribution account by filing a written request at least thirty (30) days in advance.

       Participants and their beneficiaries are entitled to receive a distribution of their account balances upon death, disability, termination of employment prior to retirement, or retirement. Distribution may be made in a lump sum or periodic payments, as may be elected by the participants or their beneficiaries, subject to the terms of the Plan.

       APPRECIATION (DEPRECIATION) IN FAIR MARKET VALUE OF ASSETS - The Plan presents, in the Statements of Changes in Net Assets Available for Plan Benefits, the net appreciation (depreciation) in the fair market value of its investments, which consist of realized gains or losses and unrealized appreciation (depreciation).

       EXPENSES - Administrative fees, brokerage fees and other Plan expenses are the responsibility of the Plan. The Company, at its discretion has elected to pay these costs directly.

2.     Summary of Significant Accounting Policies:
       -------------------------------------------

       BASIS OF PRESENTATION - The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

       INVESTMENTS - Certain assets of the Plan are maintained in Guaranteed Investment Contracts (the Institutional Investors' GIC Fund) and Investment Funds (Strong Government Securities Fund, Fidelity Puritan Fund, Vanguard 500 Portfolio Fund, Kaufmann Aggressive Growth Fund, Scudder Global Fund, Dodge & Cox Balanced Fund, Davis New York Venture Fund, Templeton Foreign Fund, and Parkstone Small Capitalization Fund) and common shares of the Company. Contributions by the Company and employees are first made to National City via the cash account facility. Contributions and income from investments of each fund are reinvested in the same fund.

       Investments in Guaranteed Investment Contracts are recorded at the guaranteed value (contribution and interest) of the Plan assets.

       Other investments are valued at fair market value by National City using readily available published market values.

       USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes, therein. Actual results could differ from those estimates.

3.     Income Tax Status:
       ------------------

       The Internal Revenue Service (IRS) has issued a favorable determination letter dated June 20, 1995, with respect to the Plan's qualified status, as amended, under Section 401(a) of the Internal Revenue Code (Code). As such, the trust established thereunder is exempt from Federal income taxes under Section 501(a) of the Code. All withdrawals are taxable to the participants of the Plan.

4.     Right to Terminate:
       -------------------

       Although it has not expressed any interest to do so, the Company has the right to terminate the Plan at any time.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

        ITEM 30(d) - SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS

               IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                                                                           Realized
                                                          Number      Purchase      Selling    Cost of       Current     Gain (Loss)
Identity of Party Involved    Description of Asset       of Shares      Price        Price      Asset     Value of Asset    on Sale
--------------------------    --------------------       ---------      -----        -----      -----     --------------    -------
1995
       National City          Royal Appliance Mfg. Co.
                              Common Stock

                                       Purchases           37,861    $ 128,427    $      --    $ 128,427    $  94,202      $     --
1996

       National City          Royal Appliance Mfg. Co.
                              Common Stock

                                       Purchases           41,734    $ 208,123    $      --    $ 208,123    $ 286,921      $     --

                                       Sales               31,461    $      --    $ 175,447    $ 188,034    $      --      $(12,587)